Exhibit 99.2

First Quarter 2011 Investor Conference Call March 8, 2011

Agenda 1 Introduction of Participants | Cautionary Legal Statements 2 First Quarter 2011 Highlights 3 Review of Key Financial Metrics 4 First Quarter 2011 Operating Results 5 Fiscal 2011 Guidance Update

Forward Looking Statement This presentation contains forward-looking statements that set forth management's anticipated results based on management's current plans and assumptions. Any number of factors could cause the Company's actual results to differ materially from those anticipated. Factors that could cause actual results to differ include but are not limited to the following: (1) risks relating to our acquisition of The Linc Group LLC ("Linc"), including risks relating to reductions in government spending on outsourced services as well as payment delays may adversely affect a significant portion of revenues generated by government contracts, and political and compliance risks in non-U.S. areas in which it operates may adversely affect our operations; (2) our acquisition strategy may adversely impact our results of operations; (3) intense competition can constrain our ability to gain business, as well as our profitability; (4) we are subject to volatility associated with high deductibles for certain insurable risks; (5) an increase in costs that we cannot pass on to clients could affect our profitability; (6) we provide our services pursuant to agreements which are cancelable by either party upon 30 to 90 days' notice; (7) our success depends on our ability to preserve our long-term relationships with clients; (8) we incur significant accounting and other control costs that reduce profitability; (9) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (10) deterioration in economic conditions in general could further reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (11) the financial difficulties or bankruptcy of one or more of our major clients could adversely affect results; (12) we are subject to risks relating to foreign currency fluctuations and foreign exchange exposure; (13) our ability to operate and pay our debt obligations depends upon our access to cash; (14) because ABM conducts business operations through operating subsidiaries, we depend on those entities to generate the funds necessary to meet financial obligations; (15) that portion of our revenues which are generated from international operations are subject to political risks and changes in socio-economic conditions, laws and regulations, including labor, monetary and fiscal policies, which could negatively impact our ability to operate and grow our business in the international arena; (16) certain future declines or fluctuations in the fair value of our investments in auction rate securities that are deemed other-than-temporarily impaired could negatively impact our earnings; (17) uncertainty in the credit markets and the financial services industry may impact our ability to collect receivables on a timely basis and may negatively impact our cash flow; (18) any future increase in the level of debt or in interest rates can affect our results of operations; (19) an impairment charge could have a material adverse effect on our financial condition and results of operations; (20) we are defendants in several class and representative actions or other lawsuits alleging various claims that could cause us to incur substantial liabilities; (21) since we are an attractive employer for recent emigres to this country and many of our jobs are filled by such, changes in immigration laws or enforcement actions or investigations under such laws could significantly and adversely affect our labor force, operations, financial results and our reputation; (22) labor disputes could lead to loss of revenues or expense variations; (23) federal health care reform legislation may adversely affect our business and results of operations; (24) we participate in multi-employer defined benefit plans which could result in substantial liabilities being incurred; and (25) natural disasters or acts of terrorism could disrupt our services. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company's Annual Report on Form 10-K for the year ended October 31, 2010 and in other reports we file from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Statements Relating to Non-GAAP Financial Measures During the course of these presentations, certain non- GAAP financial measures described as "Adjusted EBITDA," "Adjusted Income from Continuing Operations," and "Adjusted Income from Continuing Operations per Diluted Share" that were not prepared in accordance with U.S. GAAP will be presented. A reconciliation of these non-GAAP financial measures to GAAP financial measures is available on the Company's website, www.abm.com, under the "Investor Relations" tab.

First Quarter 2011 Highlights Financial results slightly exceeded Company's budget for first quarter Revenue from recent acquisitions contributed to 18% year-over-year top-line growth and first ever fiscal quarter surpassing $1 billion in revenue Linc Group accretive, excluding transaction costs, synergies on schedule and integration moving forward as planned Sales activity remains strong, with new business starting in the Northeast and slight overall improvement in organic growth Paid 179th consecutive dividend

Results Synthesis - Key Financial Metrics Net Income Net Income of $8.4 million , down 34% as a result of transaction costs associated with the acquisition of The Linc Group, one additional day of labor expense, and higher interest and amortization expenses resulting from acquisitions completed in 2010. These costs were partially offset by operating profits from the additional revenue generated from these acquisitions Adjusted EBITDA Adjusted EBITDA of $35.7 million was $3.0 million, or 9.3%, higher than Q1 2010 despite the one additional day of labor expense related to fixed price contracts , higher state unemployment taxes and unanticipated costs associated with snow removal Cash Flow Cash flows provided by operating activities, including discontinued operations, increased $10.2 million to $1.3 million NM = Not Meaningful Cash Flow from Operations (in millions)

Select Balance Sheet Information Days sales outstanding for first quarter were 50 days. Down 1 day on a year- over-year basis and up three days sequentially. Insurance comparison Comparison of working capital and net trade receivables (In thousands) (In thousands) (In thousands)

Q1 2011 Results Synthesis - Division Revenue1 Revenues of $1,028.9M were $127.8M and $159.3M better than Q4 2010 and Q1 2010, respectively. First time in Company's history quarterly revenue exceeds $1 billion Includes $156.1M contributed from Linc, L&R and Diversco acquisitions Janitorial revenues up organically on year-over-year basis for first time in eight quarters Sales activity levels remain strong 1Excludes Corporate

Q1 2011 Results Synthesis - Operating Profits1 Operating profit, excluding corporate, of $43.3 million was $2.1 million, or 4.6%, lower than Q1 2010. Operations impacted by one additional work day, higher SUI costs and snow removal costs, partly offset by profits from acquisitions Janitorial operating profit impacted by $3.7 million from one additional work day, higher SUI costs of $0.3 million, and snow removal costs primarily in the Northeast totaling $0.7 million Engineering profit up $2.2 million resulting from increase in revenues from Linc acquisition Snow removal costs and higher SUI costs, adversely impacted Parking's profit by approximately $0.6 million compared to the prior year first quarter Security impacted by higher SUI costs of $0.2 million compared to first quarter 2010 1Excludes Corporate

Fiscal 2011 Outlook Summary - Q1 Update Reaffirming Guidance for Fiscal Year 2011 Net Income of $1.23 to $1.33 per diluted share Adjusted Income from Continuing Operations of $1.43 to $1.53 per diluted share Continue to anticipate gradual improvement in organic revenue Higher leverage ratio and borrowing rates will continue to generate significant year-over- year increase in interest expense. Continue to expect increase of $10 million to $12 million for the fiscal year Acquisition of The Linc Group slightly accretive, excluding transaction and integration expenses Higher amortization expense and interest expense offsetting majority of operating profit Transaction and integration expense of $8 million to $10 million to be included in one-time items One additional work day for FY2011; impact of $3.5 million to $4.5 million pre-tax One more day in Q1; One less day in Q2; and one more day in Q4 Expect operating cash flow to remain strong but lower year-over-year OneSource NOL's diminishing. Cash taxes estimated to be from $20 million to $25 million Continue to anticipate year-over-year increase in SUI pre-tax expense of $6 million to $7 million Effective tax rate of 39% to 40%

Appendix Unaudited Reconciliation of non-GAAP Financial Measures

Unaudited Reconciliation of non-GAAP Financial Measures (in thousands)

Unaudited Reconciliation of non-GAAP Financial Measures (in thousands, except per share data)

Unaudited Reconciliation of non-GAAP Financial Measures